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                                                                     EXHIBIT F-2

        COMPANY                     BENEFICIARY               AMOUNT       PURPOSE                ACCOUNT CHARGED
        -------                     -----------               ------       -------                ---------------
CenterPoint Energy, Inc.  Sitrick and Company, Inc.         $ 119,149  Public relations           Operating Expense
                                                                       consulting regarding
                                                                       financial restructuring
                          9 Chambers of Commerce (various              Economic development       Operating Expense
                          locations)

                          Womens Business Enterprise           12,500  Economic development       Operating Expense
                          Alliance

                          INROADS/Houston                      18,000  Economic development       Operating Expense

                          Junior Achievement                   13,225  Economic development       Operating Expense

                          23 organizations (memberships)       59,622  Economic development and   Operating Expense
                                                                       Community relations

                          Association of Electric             822,492  Legislative advocacy       Operating Expense
                          Companies of Texas

                          Greater Houston Partnership          50,000  Economic development       Operating Expense

                          Houston Minority Business            15,000  Community Development      Operating Expense
                          Council (scholarships)

                          National Minority Supplier           17,950  Supplier development       Operating Expense
                          Council

                          Texas Taxpayers and Research         15,000  Legislative analysis       Operating Expense
                          Foundation

                          Texas Civil Justice League           15,000  Economic development       Operating Expense


                          Southern Legislative Conference      10,000  Legislative Advocacy       Operating Expense

                          United Way (various)                450,000  Community Development      Operating Expense

                          Communities in Schools               10,000  Community Development      Operating Expense

                          Community Partners                   10,000  Community Development      Operating Expense

                          63 organizations (contributions)     184200  Economic/community         Operating Expense
                                                                       development

CenterPoint Energy        22 organizations, various            48,180  Economic development       Operating Expense
Houston Electric, LLC     locations (memberships

                          7 Chambers of Commerce               19,700  Economic Development       Operating Expense
                          (contributions)

                          31 Chambers of Commerce              40,070  Economic Development       Operating Expense
                          (memberships)

                          American Red Cross                   10,000  Community Development      Operating Expense

                          Salvation Army                       10,000  Community Development      Operating Expense

                          Edison Electric Institute           569,610  Industry representation    Operating Expense

                          United Way (various locations)       45,500

                          88 organizations                    171,950  Economic/Community         Operating Expense
                                                                       development
Texas Genco, LP           6 Organizations                      17,000  Environmental Protection   Operating Expense

                          Texas A&M University                 10,000  Community Development      Operating Expense
                          (scholarship)
CenterPoint Energy
Resources Corp.

Arkla Division            American Gas Assn                    41,581  Industry representation    Operating Expense

                          28 Chambers of Commerce              45,340  Economic development       Operating Expense
                          (memberships)

                          Little Rock, Arkansas Chamber        27,774  Economic Development       Operating Expense
                          of Commerce Foundation

                          Little Rock Arkansas                 15,000  Economic                   Operating Expense

                          Chamber of Commerce                          Development

                          12 organizations (memberships)       16,262  Economic development       Operating Expense

                          63 Organizations (contributions)    105,873  Community/Economic         Operating Expense
                                                                       development

                          Shreveport Economic Development      20,200  Economic Development       Operating Expense
                          Grant

                          United Way (various locations)       58,975  Community Development      Operating Expense

Entex Division            American Gas Assn                    28,308  Industry representation    Operating Expense

                          Southern Gas Assn                    48,600  Industry representation    Operating Expense

                          16 Chambers of commerce,             14,724  Economic development       Operating Expense
                          various locations

                          22 organizations (memberships)       41,460  Economic Development       Operating Expense

                          30 organizations (contributions)     53,375  Economic/Community         Operating Expense
                                                                       Development
Minnegasco Division       American Gas Assn                    93,000  Industry Representation    Operating Expense

                          Chambers of Commerce, various        44,000  Economic development       Operating Expense
                          locations

                          Dunwoody Institute                   25,000  Economic development       Operating Expense

                          Greater Minneapolis                  15,000  Economic                   Operating Expense

                          Housing Corp.                                development

                          Midwest Energy Assn                  15,947  Economic Development       Operating Expense

                          Minnesota Utility Investors          50,000  Economic development       Operating Expense

                          Minnesota Business Partnership       13,200  Economic Development       Operating Expense

                          Minnesota Environmental              30,000  Industry development and   Operating Expense
                          Institute                                    economic development

                          Salvation Army Heat Share Fuel       72,000  Low income customer        Operating Expense
                          Fund                                         protection

                          12 organizations                     32,018  Community/Economic         Operating Expense
                                                                       Development

                          Minnesota Environmental              30,000  Economic Development       Operating Expense
                          Initiative

                          Twin Cities Tree Trust               10,000  Community Development      Operating Expense

                          United Way                           10,000  Community Development      Operating Expense

                          7 organizations (contributions       17,500  Community Development      Operating Expense

Pipelines & Gathering     Interstate Natural Gas Assn of      200,000  Economic Development       Operating Expense
                          Americaa

                          7 organizations (memberships)        21,890  Economic Development       Operating Expense

                          United Way                           32,000  Community Development      Operating Expense

                          4 organizations                      12,000  Community                  Operating Expense
                          (contributions)                              Development